UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WUNONG NET TECHNOLOGY COMPANY LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

B401, 4th Floor Building 12, Hangcheng Street, Hourui No. 2 Industrial District, Southern Section, Zhichuang Juzhen Double Creative Park, Bao’an District, Shenzhen, People’s Republic of China	518102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-248876 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of the Company’s Securities to be Registered

The securities to be registered hereby are the shares of ordinary shares, no par value (“Ordinary Shares”), of Wunong Net Technology Company Limited (the “Registrant”). The description of the Ordinary Shares to be registered hereunder is contained in the section entitled “Description of Ordinary Shares” of the prospectus included in the Registrant’s Registration Statement on Form F-1 (File No. 333-248876), as filed with the Securities and Exchange Commission on November 16, 2020, as supplemented and amended (the “Registration Statement”), and is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The Ordinary Shares to be registered on this Form 8-A are to be listed on the NASDAQ Capital Market. In accordance with the instructions to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on the NASDAQ Capital Market and because the securities being registered on this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 14, 2020

WUNONG NET TECHNOLOGY COMPANY LIMITED

By :	/s/ Xiaogang Qin
Name:	Xiaogang Qin
Title:	Chief Executive Officer